                                                                  Exhibit 10.36B


                             Dated October 23, 1997




                                 JP (HK) LIMITED


                                  in favour of


                          NORWEST BANK MINNESOTA, N.A.,
                                HONG KONG BRANCH





                       ----------------------------------

                                    DEBENTURE

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                                      INDEX

CLAUSE NO.                                                        PAGE NO.

    1.            DEFINITIONS AND INTERPRETATION                     1

    2.            COVENANTS FOR PAYMENT                              3

    3.            CHARGES BY WAY OF SECURITY                         3

    4.            FURTHER ASSURANCES                                 7

    5.            COVENANTS                                          8

    6.            ENFORCEMENT OF SECURITY                           12

    7.            RECEIVERSHIP                                      13

    8.            SALE OF CHARGED ASSETS                            16

    9.            COSTS AND EXPENSES, INDEMNITY                     18

   10.            APPLICATION OF PROCEEDS                           18

   11.            POWER OF ATTORNEY                                 20

   12.            TRUSTEESHIP                                       20

   13.            CONTINUING SECURITY                               20

   14.            RIGHTS CUMULATIVE, WAIVERS, VARIATIONS            22

   15.            WARRANTIES                                        23

   16.            SUCCESSORS AND ASSIGNMENT                         24

   17.            NOTICES                                           25

   18.            SEVERABILITY                                      25

   19.            GOVERNING LAW AND JURISDICTION                    25
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THIS  DEBENTURE  dated October 23, 1997 is made

BY:-

JP (HK) LIMITED whose registered office is at Rooms 1605-6, 16/F., Wheelock House, 20 Pedder Street, Hong Kong ("the Company");

IN FAVOUR OF:-

NORWEST BANK MINNESOTA, N.A., HONG KONG BRANCH of 9/F., The Peninsula Office Tower, 18 Middle Road, Tsim Sha Tsui, Kowloon, Hong Kong ("the Bank").

1.       DEFINITIONS AND INTERPRETATION

1.01     In this Debenture, in addition to the above definitions:-

"Charged Assets" shall have the meaning ascribed to it in Clause 3.01 and references to the Charged Assets include references to any part of them;

"Default Interest" means interest at such rate per annum charged by the Bank from time to time on unauthorised overdrafts in the relevant currency, compounded monthly in arrears;

"Exchange Rate" means the rate for converting one currency into another currency which the Bank determines to be prevailing in the relevant foreign exchange market at the relevant time, such determination to be conclusive and binding on the Company;

"Receiver" includes each of the receivers and/or receivers and managers at any time or from time to time appointed under this Debenture whether appointed simultaneously or to act jointly and/or severally or to act in place of any one or more receivers and/or receivers and managers previously appointed under this Debenture or otherwise;

"Secured Indebtedness" means all amounts which are now or may at any time be or become from time to time due or owing, actually or contingently, to the Bank by the

Company together with interest, commission, fees and all legal and other costs, charges, expenses and liabilities incurred by the Bank or a Receiver in relation to this Debenture, the Company or the Charged Assets on a full indemnity basis;

"Shares" shall have the meaning ascribed to it in Clause 3.01 (a) (ii).

1.02 References to "Company" and "Lender" include, where the context admits, their respective successors, transferees and assigns, whether immediate or derivative. Any appointment or removal of a Receiver under this Debenture may be made by writing signed or executed as a deed by or on behalf of the Bank.

1.03 In this Debenture, unless the context otherwise requires, references to (or to any specific provision of) this Debenture or this security, or any other instrument, agreement or document shall be construed as references to this Debenture, that provision, that instrument, agreement or document as amended with the agreement of the relevant parties and the Bank and in force at the relevant time; references to (or to any specific provision of) any Ordinance or enactment shall be deemed to include a reference to any re-enactment thereof for the time being in force or any modification thereof having substantially the same legal effect; references to Clauses shall be to clauses of this Debenture; clause headings and the index have been inserted for convenience of reference only and shall not affect the interpretation of this Debenture; words importing the plural shall include the singular and vice versa and references to the masculine, feminine or neuter shall include the others of them; and references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof or any combination of them whether or not having separate legal identity.

2.       COVENANTS FOR PAYMENT

2.01 The Company hereby covenants to pay the Secured Indebtedness to the Bank on demand by the Bank.

2.02 The Company shall pay Default Interest on the Secured Indebtedness from the date of demand by the Bank on the Company until the Bank receives payment of the whole of the Secured Indebtedness.

2.03 Payments by the Company shall be made to the Bank as specified by the Bank without any set-off, counterclaim, withholding or condition of any kind except that, if the Company is compelled by law to make such withholding, the sum payable by the Company shall be increased so that the amount actually received by the Bank is the amount it would have received if there had been no withholding.

2.04 A certificate of balance signed by any duly authorised officer of the Bank shall be conclusive evidence against the Company of the amount of the Secured Indebtedness owing at any time.

3.       CHARGES BY WAY OF SECURITY

3.01 The Company, as beneficial owner, charges to the Bank, as a continuing security for the payment and discharge of the Secured Indebtedness the Charged Assets, namely, both present and future:-

    (a)  by way of first fixed charge:-

         (i) all book and other debts, accounts receivable, moneys, revenues, claims and things in action due, payable, owing, or incurred to, or purchased or otherwise acquired by the Company (including, without limitation, all moneys received or receivable by virtue of any insurances and all credit balances and deposits of the
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               Company with any other bank or financial institution or person and any surplus arising on a realisation of any legal and/or equitable assignment and/or charge whether in favour of the Bank or any other person) and the full benefit of all negotiable or non-negotiable instruments, guarantees, indemnities, debentures, charges, pledges, liens, rights of set off, security reservations of proprietary rights, rights of tracing and all other rights and remedies in respect of the same;

         (ii) the Shares, namely all stocks, shares, bonds and securities of any kind whatsoever, whether marketable or otherwise, and all other interests (including, but not limited to, loan capital) of the Company in or issued by any person wheresoever situate, including all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same whether by way of conversion, redemption, bonus, preference, option, dividend, interest or otherwise;

         (iii) the uncalled capital, goodwill and all patents, patent applications, inventions, trademarks, trade names, registered designs, copyrights, know-how and other intellectual property rights of the Company, whatsoever and wheresoever, and all licences, rights, benefits and advantages, including, without limitation, all royalties, fees and other income, whatsoever and wheresoever, deriving from or arising in respect of or incidental to the same;

         (iv) all real property of the Company, wheresoever situate, and all rights and interests in or affecting land of the Company and all buildings, structures and fixtures (including trade fixtures) from time to time on any such property and the full benefit of all debentures, mortgages, charges, pledges, options, agreements, rights and interests of the Company over or affecting land, wheresoever situate; and

         (v) all furniture, fittings, equipment, plant and machinery, computers and vehicles of the Company, whatsoever and wheresoever, and all spare parts, replacements, modifications and additions for or to any of the same, whatsoever and wheresoever, and the full benefit of all warranties and maintenance contracts for any of the same, whatsoever and wheresoever, but excluding any stock-in-trade of the Company; and

    (b)  by way of first floating charge:-

         (i) the undertaking and all the property, assets, rights and revenues of the Company, whatsoever and wheresoever including, but not limited to, its inventory and stock-in-trade; and

         (ii) the property, assets, rights and revenues described in Clause 3.01(a) if and in so far as the charges thereon created by this Debenture shall for any reason be ineffective as fixed charges.

3.02 It is a term of this Debenture that and the Company hereby covenants that it will not, without the prior consent in writing of the Bank:-

    (a) create, purport, attempt or agree to create or permit to subsist, arise or be created any debenture, mortgage, charge, pledge, lien or other encumbrance upon, or permit any lien or other encumbrance (save a lien arising by operation of law in the ordinary course of trading) to arise on, extend to or otherwise affect, any of the Charged Assets or any interest therein; or

    (b) part with, transfer, sell or dispose of or attempt or agree to part with, transfer, sell or dispose of any of the Charged Assets or any interest therein except, in the case of stock-in-trade charged by way of floating charge only, by way of sale at market value in the usual and ordinary course of trading as now conducted and for the purpose of carrying on its business.

3.03 For the avoidance of doubt, it is hereby declared that the Company shall have no power to, and the Company covenants that it will not without the prior consent in writing of the Bank, charge, factor, pledge, assign or otherwise dispose of any of the premises described in Clause 3.01 (a) (i) or deal with the same otherwise than by getting in and realising the same in the ordinary course of and for the purpose of carrying on its business.

3.04 In addition and without prejudice to any other event resulting in a crystallisation of the floating charge, the floating charge created by 3.01 (b) over the Charged Assets shall automatically be converted into a fixed charge if and when:-

    (a) the Company ceases to carry on business or a substantial part thereof or shall cease to be a going concern; or

    (b) the Company stops making payments to its creditor or gives notices to creditors that it intends to stop payment; or

    (c) immediately prior to the occurrence of any of the events stipulated in Clause 3.02; or

    (d) if the holder of any security interests whether ranking in priority to or pari passu with or after the charges contained in this Debenture shall appoint an administrative receiver, receiver, manager or receiver and manager.

3.05 In addition and without prejudice to any other event resulting in a crystallisation of the floating charge, the Bank may at any time and from time to time, by notice in writing to the Company, convert the floating charge created by Clause 3.01 (b) into a fixed charge as regards all of the premises described in Clause 3.01 (b) and/or only those premises specified in such notice.

3.06 No payment by the Company to the Bank in respect or on account of the Secured Indebtedness shall operate to reduce the Secured Indebtedness if made after receipt by the Bank of notice (actual or otherwise) of any of the matters referred to in Clauses 3.02 and 3.03 to which the Bank has not given its prior written consent and any such payments shall be deemed to have been credited to a new account of the Company with the Bank.

4.       FURTHER ASSURANCES

         The Company covenants at any time, if and when required by the Bank, on demand to execute or do at the cost and expense of the Company such deeds, assurances, agreements, instruments, acts and things as the Bank shall require in respect of the Charged Assets to secure further the Secured Indebtedness or any part thereof and/or perfect, improve, preserve, enforce or realise any security created or intended to be created by this Debenture and/or to facilitate the preservation or exercise of any right, power or remedy under this Debenture or any proposed preservation or exercise as aforesaid and/or to facilitate the realisation of any of the Charged Assets or any interest therein or the exercise or proposed exercise by the Bank or a Receiver of any of their powers under this Debenture. All mortgages, charges, pledges, assignments or other security interests which the Bank may require the Company so to execute pursuant to the provisions of this Clause 4 shall contain: (i) an immediate and unrestricted power of sale without notice, (ii) a clause excluding any other restrictions imposed by any applicable law on the power of sale, (iii) a clause excluding any restrictions imposed by any applicable law on the consolidation of mortgages or charges or other security interests, and (iv) such other clauses and provisions for the protection and benefit of the Bank as the Bank may require.
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5.       COVENANTS

5.01 The Company covenants that, during the continuance of this security, it will:-

    (a) conduct and carry on its business in a proper and efficient manner and not make any substantial alteration in the nature or mode of conduct of its business;

    (b) keep or cause to be kept proper books of accounts relating to its business and promptly provide to the Bank such financial and other information concerning it as the Bank may from time to time require;

    (c) promptly file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situate or carries on business or is otherwise subject to taxation and pay or cause to be paid all taxes shown to be due and payable on such returns or any assessments made against it before the date from which penalties attach for failure to pay the same (except those being contested in good faith and where such payment may be lawfully withheld and for the payment of which adequate reserves have been set aside);

    (d) promptly pay into the Company's account with the Bank (or such other accounts as the Bank shall from time to time direct) all moneys which it may receive in respect of any premises described in Clause 3.01 (a)
         (i) forthwith on receipt (except to the extent that the Bank may agree otherwise in writing) and, pending such payment, hold such moneys on trust for the Bank and not withdraw the monies it receives from such account(s) unless and to the extent that the Bank shall agree thereto in writing;

    (e) if so required by the Bank, promptly give notice (in such form as the Bank may require) to any person requiring payment into the Company's account(s) with the Bank of all moneys due or to become due to the Company from that person;

    (f) promptly deposit with the Bank and permit the Bank to hold and retain all certificates and documents of title, duly executed transfers or assignments and any other documents relating to the Charged Assets or any interest therein as the Bank may from time to time require to perfect its title thereto or to vest or enable it to vest the same in itself or its nominees or any purchaser;

    (g) observe and perform all covenants and stipulations from time to time affecting any of the Charged Assets or any interest therein, take such action as may from time to time be necessary or desirable to preserve, maintain and renew any of the Charged Assets or any interest therein, and not do or suffer or omit to be done any act matter or thing whereby any provision of any applicable law, decree, order or regulation from time to time in force affecting any of the Charged Assets or any interest therein is infringed;

    (h) keep all its buildings, structures, fixtures, furniture, fittings, equipment, plant and machinery, computers, and vehicles in good and substantial repair and in good working order and condition with recognisable identification markings, and not pull down, demolish, dismantle, remove or do anything similar with any of the same without the prior written consent of the Bank except in the ordinary course of use, repair, maintenance or improvement or where the asset concerned is no longer required for the purpose of its business;

    (i) inform the Bank immediately on contracting to purchase or otherwise acquire any estate or interest in real property and promptly provide the

         Bank with such information in relation to the same as the Bank may from time to time require;

    (j) insure and keep insured such of the Charged Assets as are of an insurable nature with insurers previously approved by the Bank against such risks, contingencies, losses and liabilities in respect of which insurance is prudently taken out and against such other risks, contingencies, losses or liabilities as the Bank shall from time to time request to their full replacement value from time to time (including fees and other charges and expenses), with the interest of the Bank noted on every policy or cover note relating to such insurances each of which shall contain such provisions for the protection of the Bank as the Bank may require; duly and punctually pay all premiums and other moneys necessary for effecting and keeping up such insurances and on demand produce to the Bank the policies of such insurances and proof of such payments; forthwith upon receipt pay to the Bank and pending such payment hold on trust for the Bank all moneys received by it by virtue of any insurances maintained or effected by it (whether or not effected pursuant to the above) for application, at the option of the Bank, in making good the loss, damage, destruction or liability in respect of which such moneys are received (any deficiency being made good by the Company) or in or towards payment, discharge or satisfaction of any Secured Indebtedness;

    (k) duly and punctually pay, discharge and indemnify the Bank and any Receiver against all debts, obligations and liabilities which would have preference to the floating charge created by this Debenture and all existing and future taxes, duties, rates, rents and outgoings assessed upon or payable by the Company in respect of any of the Charged Assets or any interest therein and on demand produce to the Bank receipts or other evidence satisfactory to the Bank that such payments have been duly made or (as the case may be) such obligations and liabilities have been duly discharged (failing which, the Bank may assume that such payments have not been duly made or such obligations and liabilities have not been duly discharged); and

    (l) promptly take such action as may be necessary or desirable to preserve, protect, maintain or renew any Charged Assets or any interest therein.

5.02 The Company covenants with the Bank that during the continuance of this security, it will not, without the prior written consent of the Bank:-

    (a) declare or pay any dividend on, or declare or make any cash or other distribution in respect of , any class or part of its share or loan capital in respect of any financial year except to such extent and in such manner as the Bank may from time to time agree;

    (b) make or grant any loan or advance, provide or extend any credit or accommodation, enter into any funding arrangement, give any guarantee, indemnity or assurance against loss to or for the benefit of any person or act as surety or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person, except (in each case) on normal commercial terms in the ordinary course of its business as now conducted and for the purpose of carrying on that business;

    (c) borrow or in any manner raise money or incur or create any actual or contingent liability for any indebtedness beyond any limit from time to time determined by the Bank;

    (d) enter into or undertake any new capital commitment involving estimated expenditure by the Company beyond any limit from time to time determined by the Bank;

    (e) incur any expenditure, indebtedness or financial or other obligation or liability of an exceptional or unusual nature;

    (f) form or co-operate in the formation of, or purchase or acquire, any subsidiary or purchase or acquire any share or other ownership interest in any other company or person or enter into any partnership agreement or arrangement;

    (g)  change its financial year or its auditors;

    (h) do, neglect or omit or cause, permit or suffer to be done, neglected or omitted any act, matter or thing which might infringe any law, ordinance, enactment, decree, order or regulation affecting any of the Charged Assets or any interest therein; or

    (i) generally do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of any of the Charged Assets or any interest therein or this security.

5.03 If the Company fails to observe or perform any of its covenants under this Debenture, the Bank shall be entitled (but not obliged) to take such action as it shall in its absolute discretion consider appropriate on behalf of or in the name of the Company or otherwise with a view to remedying or mitigating the consequences of any such failure (and the Bank shall be indemnified by the Company accordingly) and any moneys expended by the Bank in such regard shall be repayable by the Company to the Bank on demand together with Default Interest on the sums demanded.

6.       ENFORCEMENT OF SECURITY

         At any time after demand by the Bank for the payment of the Secured Indebtedness, the Bank and any nominee of the Bank may exercise, without further notice and without first appointing a Receiver under this Debenture, all the powers and discretions conferred by this Debenture on a Receiver appointed under this Debenture.

7.       RECEIVERSHIP

7.01 At any time after demand by the Bank for the payment of the Secured Indebtedness, the Bank may appoint any one or more persons to be a Receiver of all or any part of the Charged Assets and may from time to time fix his remuneration (which shall be of such amount as may be agreed from time to time between the Bank and such Receiver) and may remove any Receiver so appointed and appoint another in his place.

7.02 Where two or more persons are appointed Receivers, then, unless the Bank otherwise directs, their appointment shall be deemed to be joint and several and each may exercise any power independently of the others.

7.03 A Receiver so appointed shall be the agent of the Company for all purposes, and the Company shall be solely responsible for his acts, defaults, losses or misconduct and for his remuneration and the Bank shall incur no liability therefor by reason of its appointing him as Receiver.

7.04     A Receiver so appointed shall have power:-

    (a) to enter into and upon and take possession of, collect and get in all or any of the Charged Assets, exercise in respect of the Shares all voting or other powers or rights available to a registered and/or beneficial (as appropriate) owner of the same in such manner as he may think fit and to take, defend, settle, refer to arbitration, enforce, compromise, or abandon any proceedings in the name of the Company or otherwise concerning the Company's business or any part thereof or any of the Charged Assets as he shall think necessary or expedient;

    (b) to carry on or authorise or concur in carrying on the business or any part of the business of the Company and to manage, conduct, reconstruct, amalgamate or diversify the business of the Company or any part thereof (including power to buy, lease or otherwise acquire, develop or improve properties or other assets) without being responsible for loss or damage and do all acts and things which the Company might do in the ordinary conduct of its business or for the preservation, protection or improvement of any of the Charged Assets or any interest therein or obtaining any income or return therefrom;

    (c) to raise or borrow money from or incur any other liability to the Bank or others on such terms with or without security as he may think fit and so that any such security may be or include a charge on all or any part of the Charged Assets ranking in priority to this security or otherwise;

    (d) to sell by public auction or private contract, let, surrender or accept surrenders, grant leases, tenancies or licences or otherwise dispose of or deal with all or any of the Charged Assets in such manner, for such consideration and generally on such terms and conditions as he may think fit, with full power to convey or otherwise transfer such Charged Assets in the name of the Company or other the estate owner. Any such consideration may be cash, debentures or other obligations, shares, stock or other consideration and may be payable immediately or by instalments spread over such period or periods as he shall think fit, and so that any consideration received or receivable shall ipso facto forthwith be and become charged with the payment and discharge of the Secured Indebtedness. Equipment, accessories and other fixtures and fittings may be severed and sold separately from any premises of the Company containing them and the Receiver may apportion any rent and the performance of any obligations affecting any premises sold without the consent of the Company;

    (e) to promote the formation of companies with a view to the same purchasing, leasing, licensing or otherwise acquiring interests in all or any of the Charged Assets or otherwise;

    (f) to make any arrangement, settlement or compromise or enter into, continue, cancel, abandon or disregard any contracts which he shall think necessary or expedient in the interests of the Bank;

    (g) to make and effect all repairs, renewals, alterations and improvements and to maintain, renew, take out or increase insurances with respect to any of the Charged Assets;

    (h) to appoint and remunerate any person for any of the purposes mentioned in this Clause 7.04 or to guard or protect the Charged Assets for such periods as he may determine and to dismiss the same;

    (i) to make calls conditionally or unconditionally on the members of the Company in respect of uncalled capital with the same powers of enforcing payment of any calls so made as are by the constitutional documents of the Company conferred upon the Directors thereof and to the exclusion of the Directors' powers in that behalf;

    (j) to do anything which he shall think necessary or expedient to preserve, protect, maintain or manage any of the Charged Assets;

    (k) to exercise all rights and powers incidental to ownership of all or any of the Charged Assets or any interest therein;

    (l) to sign any document, execute any deed and do all such other acts and things as may be considered to be incidental or conducive to any of the above matters or powers or to the realisation of this security, and to use the name of the Company for all the above purposes; and

    (m) generally on behalf and at the cost of the Company (notwithstanding liquidation of the Company or any event analogous thereto) to do, omit to do or cause, permit or suffer to be done or omitted anything which the

         Company could do, omit, cause, permit or suffer in relation to all or any part of the Charged Assets or any interest therein.

7.05 A Receiver shall in the exercise of his powers conform to any regulations or directions from time to time made or given by the Bank.

7.06 The Bank may require a Receiver to give security for the due performance of his duties as Receiver and may fix the nature and amount of the security to be so given, but the Bank shall not be bound in any case to require any such security.

7.07 The Bank may pay over to a Receiver any moneys forming part of the Charged Assets or the income thereof to the intent that the same may be applied for the purposes of this Debenture by the Receiver and the Bank may from time to time determine what funds a Receiver may keep in hand to enable him to perform his duties as Receiver.

7.08 A Receiver may retain out of any money which he receives, collects, recovers or realises under this Debenture his remuneration and all costs, charges and expenses incurred by him as Receiver.

8.       SALE OF CHARGED ASSETS

8.01 No restrictions imposed by any enactment or law on any immediate or other power of sale, or on the consolidation of mortgages or charges or other securities shall apply to this Debenture or to any security given to the Bank pursuant to this Debenture.

8.02 Any sale or other disposition by or on behalf of the Bank, or any of its nominees, or a Receiver may be made upon such terms as to indemnity as the Bank or such Receiver may think fit.

8.03 Upon any such sale or other disposition and upon any other dealing or transaction under the provisions of this Debenture, the receipt of the Bank or a Receiver for the purchase money of the property or asset sold or for any other moneys paid to or other consideration received by it or him shall effectually discharge the purchaser or person paying or giving the same therefrom and from being concerned to see to the application or being answerable for the loss, non-application or mis-application thereof.

8.04 No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Bank, or any of its nominees, or a Receiver to exercise any of the powers conferred by this Debenture has arisen or not or with the propriety of the exercise or purported exercise of such powers or be concerned with notice to the contrary of any of the foregoing.

8.05 Any dealing by any purchaser or other person with the Bank, a Receiver or its or his attorney, agent or nominee shall be deemed, so far as concerns the safety and protection of such purchaser or other person, to be within the powers conferred by this Debenture and to be valid and effectual accordingly.

8.06 The remedy of the Company in respect of any irregularity or impropriety whatsoever in the exercise or purported exercise of any power or right under this Debenture or the execution or purported execution of any provision of this Debenture shall be in damages only.

8.07 Neither the Bank nor a Receiver shall be answerable for any losses which may arise in the exercise of any of their powers nor shall they be liable by reason of any entry into possession of the Charged Assets or any part thereof to account as mortgagee in possession for any moneys except actual receipts or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession may be liable.

9.       COSTS AND EXPENSES, INDEMNITY

9.01 The Company covenants with the Bank, on demand, to pay all costs and expenses (on a full and unqualified basis) incurred in connection with the negotiation, preparation, execution and registration of this Debenture, and by the Bank or by a Receiver in the exercise of any powers, rights or remedies conferred by this Debenture, or which the Bank or a Receiver shall incur in or about the preservation or attempted preservation of this security or the preservation, recovery or realisation or attempted preservation, recovery or realisation of all or any part of the Charged Assets, together with Default Interest on the sums demanded.

9.02 The Company covenants to indemnify the Bank and a Receiver against all losses, actions, claims, expenses, demands and liabilities whether in contract, tort or otherwise now or hereafter incurred by it or him or by any manager, agent, officer or employee for whose liability act or omission it or he may be answerable for anything done or omitted in the exercise or purported exercise of the powers contained in this Debenture or occasioned by any breach by the Company of any of its covenants or other obligations to the Bank. The Company shall so indemnify the Bank and a Receiver on demand and shall pay Default Interest on the sums demanded.

9.03 The Bank and any Receiver may retain and pay out of any money received, collected, recovered or realised under this Debenture all sums required to implement the indemnity in Clause 9.02 and such sums shall be a charge on the Charged Assets and shall rank in priority to any other Secured Indebtedness.

10.      APPLICATION OF PROCEEDS

10.01 All moneys received by a Receiver and/or by the Bank in the exercise of any powers conferred by this Debenture shall, subject to any claims ranking in priority to the Secured Indebtedness to the extent of such priority, be applied:-

    (a) first, in or towards the payment, discharge or satisfaction of all actions, claims, demands, proceedings, liabilities, losses, damages, costs, charges and expenses covered by the indemnity in Clause 9.02;

    (b) secondly, in or towards the payment of any such Receiver's remuneration and the costs, charges, expenses and liabilities incurred or suffered by any such Receiver and/or the Bank in or incidental to realisation of such moneys or to the exercise or purported exercise of their respective powers or otherwise in relation to this Debenture or the Charged Assets if and to the extent that such costs, charges, expenses and liabilities do not fall within the indemnity in Clause 9.02; and

    (c) thirdly, in or towards the payment, discharge or satisfaction of all other Secured Indebtedness in such order as the Bank may in its absolute discretion from time to time determine,

provided that all or any such moneys may in the absolute discretion of the Bank be credited to any suspense account and may be held in such account for so long and in such manner as the Bank may think fit and a Receiver may retain the same for such period as he may consider expedient.

10.02 The Bank and/or a Receiver may convert any moneys received, recovered or realised under this Debenture (including the proceeds of any previous conversion under this Clause 10.02) from their existing currency of denomination into such other currency of denomination as the Bank and/or a Receiver may think fit and any such conversion shall be effected at the Exchange Rate.

10.03 No payment to the Bank pursuant to any judgment or order of any court or otherwise shall discharge the obligation of the Company in respect of which it was made unless and until payment in full has been received in the currency in which such obligation was incurred and to the extent that the amount of any such payment shall, on actual conversion into such currency at the Exchange Rate, fall short of the amount of the obligation expressed in that currency, the Company shall be liable to the Bank for the shortfall.

11.      POWER OF ATTORNEY

         The Company, by way of security, irrevocably appoints the Bank and separately each Receiver to be its attorney (with full power to appoint substitutes and to sub-delegate) and on behalf of and in the name of the Company and as its act and deed or otherwise, to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things required to be done pursuant to Clause 4 or which otherwise may be required for or deemed proper on or in connection with the full exercise of the powers conferred by this Debenture by the Bank or by a Receiver or to give full force and effect to the covenants, undertakings, terms and conditions contained in this Debenture. The Company ratifies and confirms and agrees to ratify and confirm any deed, document, act or thing which any such attorney may lawfully execute or do.

12.      TRUSTEESHIP

         The Company declares that, as and when the security created by this Debenture shall become enforceable, it will hold all the Charged Assets (subject to the Company's right of redemption) upon trust to convey, assign, transfer or otherwise dispose of or deal with the same in such manner and to such person as the Bank shall direct, and declares that it shall be lawful for the Bank to appoint new trustees of the Charged Assets, or any part thereof, from time to time in place of the Company or in place of any trustee appointed under this power.

13.      CONTINUING SECURITY

13.01 This Debenture is a continuing security and shall secure the whole of the Secured Indebtedness and is in addition to, shall not be affected by and may be enforced despite the existence of any other guarantee or security held by or available to the Bank.

13.02 Any release, discharge or settlement under this Debenture shall be conditional upon no payment of the Secured Indebtedness by the Company or any other person being avoided, reduced or repaid for any reason and the Bank shall be entitled to enforce this Debenture if such condition is not fulfilled as if such release, discharge or settlement had not occurred.

13.03 The Company hereby agrees that the Bank may, at any time without notice, combine or consolidate all or any of the Company's then existing accounts with the Bank (of any nature of description whatsoever and whether subject to notice or not), and set-off or transfer any sum standing to the credit of any one or more such accounts wheresoever situate in or towards satisfaction of any liabilities of the Company to the Bank under this Debenture whether such liabilities be present or future, actual or contingent, primary or collateral, and several or joint.

13.04 The Bank may at any time without notice apply any credit balance to which the Company is entitled on any account with the Bank in or towards satisfaction of the Secured Indebtedness. For this purpose, the Bank is authorised to purchase, at the Exchange Rate, such other currencies as may be necessary to effect such application with the moneys standing to the credit of such account.

13.05 The Bank shall have and shall be authorised to exercise a lien over all property of the Company coming into the possession or control of the Bank, for custody or any other reason with power for the Bank to sell such property to satisfy the Secured Indebtedness.

13.06 If there are any security interests having priority to the charges contained in this Debenture in respect of all or any part of the Charged Assets then :-

    (a) if any proceedings or steps are being taken to exercise or enforce any powers or remedies conferred by such prior security interest against the Charged Assets, the Bank or any Receiver may (but without prejudice to any rights the Bank or the Receiver may have under statute) redeem such prior charge or procure the transfer thereof to itself or himself, as the case may be, and may settle and pass the accounts of the prior chargees and any account so settled and passed shall be conclusive and binding on the Company and the principal, interest, costs, charges and expenses of and incidental to such redemption or transfer shall be paid to the Bank on demand with interest at the rate as may be conclusively determined by the Bank and, until payment, the Charged Assets shall stand charged with the amount to be paid; and

    (b) all the powers, authorities and discretions conferred by a prior charge upon the chargee or any receiver thereunder shall be exercisable by the Bank or a Receiver in like manner as if the same were expressly included herein and the Bank shall be entitled to exercise all the powers, authorities and discretions of an administrative receiver, receiver, manager or receiver and manager appointed thereunder.

13.07 This Debenture shall remain valid and enforceable notwithstanding any change in the name, composition or constitution of the Bank or the Company or any amalgamation or consolidation by the Bank or the Company with any other corporation.

14.      RIGHTS CUMULATIVE, WAIVERS, VARIATION

14.01 The rights, powers and remedies provided in this Debenture are cumulative, may be exercised as often as the Bank or a Receiver thinks fit and are in addition to and not exclusive of any rights, powers or remedies provided by law. No single or partial exercise by the Bank or a Receiver of any right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.02 No failure or delay on the part of the Bank to exercise any power, right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise or waiver by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

15.      WARRANTIES

         The Company represents and warrants to the Bank that:-

    (a) it is duly incorporated and validly existing in its jurisdiction of incorporation;

    (b) it has the power and has taken all necessary action to authorise it to enter into and perform its obligations under this Debenture;

    (c) this Debenture constitutes its legal and validly binding obligations enforceable in accordance with its terms;

    (d) it is absolutely entitled to all of the Charged Assets vested in it as at the date of this Debenture free from all security interests and claims whatsoever; and

    (e) the execution, delivery and performance of this Debenture and any assurance given hereunder by or on behalf of the Company will not:-

         (i) contravene any existing applicable law, enactment, rule or regulation or any judgment, decree or permit to which the Company is subject or by which it or any of the Charged Assets is bound; or

         (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument or document to which the Company is a party or is subject or by which it or any of the Charged Assets is bound; or

         (iii) contravene or conflict with any provision of the Company's constitutional documents; or

         (iv) result in the creation or imposition of or oblige the Company to create any security interest on or over any Charged Asset or any interest therein;

and undertakes to ensure that the above representations and warranties remain true so long as it is under any liability under this Debenture.

16.      SUCCESSORS AND ASSIGNMENT

16.01 This Debenture shall be binding upon the Company and its successors and enure for the benefit of the Bank and its successors.

16.02 The Company may not assign or transfer any of its rights or obligations under this Debenture.

16.03 The Bank may assign all or any part of this security and all or any part of its rights or benefits under this Debenture to any persons, in which event all relevant references in this Debenture to the Bank shall thereafter be construed as a reference to the Bank or its assignee(s) to the extent of their respective interests.

16.04 The Bank may disclose to a potential assignee or other person with whom it may propose contracting in relation to this Debenture or any assurance such information about the Company, its subsidiaries (if any) and the Charged Assets as the Bank considers appropriate.

17.      NOTICES

17.01 Any notice, demand or other communication under this Debenture shall be in writing in the English language addressed to the Company at its registered office or its principal place of business in Hong Kong or the last address registered with the Bank and to the Bank at its address specified above or such other address as the Bank may notify to the Company for this purpose and may be delivered by leaving it at such address or by post, facsimile transmission or telex.

17.02 Any such notice, demand or other communication shall be deemed to have been delivered to the Company on leaving it at such address, on the second day after posting (if to an address in Hong Kong), on the fifth day after posting by airmail (if to an address outside Hong Kong), at the time of transmission if sent by facsimile and on receipt of the addressee's answerback if sent by telex. Any notice or other communication to the Bank under this Debenture shall be effective only when actually received by the Bank.

18.      SEVERABILITY

         Any provision of this Debenture prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Debenture and rendered ineffective so far as is possible without modifying the remaining provisions of this Debenture. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the Company to the full extent permitted by such law.

19.      GOVERNING LAW AND JURISDICTION

19.01 This Debenture shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

19.02 The Company submits to the non-exclusive jurisdiction of the Courts of the Hong Kong Special Administrative Region but the submission by the Company to the non-exclusive jurisdiction of such Courts shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Company in whatsoever jurisdictions shall to it seem fit, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Company:-

    (a) waives any objection to the laying of the venue of any legal action or proceedings brought against it under this Debenture and any immunity from suit, execution, attachment or other legal process to the full extent permitted by applicable law; and

    (b) consents generally and irrevocably in respect of any legal action or proceedings under this Debenture to the giving of any relief or the issue of any process in connection with such legal action or proceedings.

         IN WITNESS whereof this Debenture has been duly executed and delivered as a Deed by the Company the date first above written.


SEALED with the COMMON SEAL of         )
JP (HK) LIMITED                        )
by authority of its Board of       )
Directors, in the presence of:-    )


Witness:-For and on behalf of
         JP (HK) Limited


/s/ JACK FRIEDMAN
-------------------------------
Name: Jack Friedman
Address: 22761 Pacific Coast Hwy #226
         Malibu, CA 90265 USA